Exhibit 99.1

FULL CIRCLE CAPITAL CORPORATION ANNOUNCES

FIRST QUARTER FISCAL 2014 EARNINGS

Expands Revolving Line of Credit to $45 Million

Declares Monthly Distributions of $0.067 Per Share for a Total of $0.201 Per Share for Third Fiscal Quarter 2014, Equal to Annualized Distribution Rate of $0.804 Per Share

RYE BROOK, NY, November 7, 2013 – Full Circle Capital Corporation (Nasdaq: FULL) (the “Company”) today announced its financial results for the first quarter of fiscal 2014 ended September 30, 2013.

Financial Highlights for the First Quarter of Fiscal 2014

➢	Net asset value of $7.48 per share at September 30, 2013.
➢	Total investment income was $3.2 million, an increase of 14.9% compared to $2.8 million for the three months ended September 30, 2012.
➢	Net investment income was $1.2 million, or $0.16 per share, compared to $1.2 million, or $0.20 per share, for the three months ended September 30, 2012.
➢	Net realized and unrealized losses were $3.5 million, or $0.46 per share. Combined with net investment income, this resulted in a net decrease in net assets from operations of $2.3 million, or $0.30 per share.
➢	Total portfolio investments at September 30, 2013 were $94.6 million, a 25.3% increase compared to portfolio investments of $75.5 million at September 30, 2012 and a 7.3% increase compared to portfolio investments of $88.2 million at June 30, 2013.
➢	Weighted average portfolio interest rate was 12.75% at September 30, 2013.
➢	New originations and expansion of facilities to existing borrowers were $10.0 million, including three new portfolio companies.
➢	At September 30, 2013, 92% of portfolio company investments were first lien senior secured loans.

On November 1, 2013, the Board of Directors declared monthly distributions for the third quarter of fiscal 2014 as follows:

Record Date	Payment Date	Per Share Amount
January 31, 2014	February 14, 2014	$0.067
February 28, 2014	March 14, 2014	$0.067
March 31, 2014	April 15, 2014	$0.067

These distributions equate to an $0.804 annualized distribution rate, or a current annualized yield of 10.1%, based on the closing price of the Company’s common stock of $7.99 per share on November 7, 2013.

Management Commentary

“While we are disappointed in this quarter’s results, the strategic actions that we completed toward the end of fiscal 2013 remain a significant element in our plans for growth and increasing returns to stockholders. More recently, we made an important addition to our senior management team and expanded our revolving line of credit to $45 million. The adjustment to our monthly distributions reflects, in part, the increase in equity investments over the past year, which do not generate current cash income, but which we believe have the potential for future appreciation. As we harvest these positions, proceeds will be redeployed into yield oriented instruments and amounts available for distribution should grow accordingly. Further, we believe that continued reduction in our weighted average cost of debt capital, combined with continued portfolio growth, will benefit returns over the longer term,” said John Stuart, Chairman and Co-Chief Executive Officer of Full Circle Capital Corporation. “Subsequent to quarter end, we secured a $12.5 million increase in our revolving line of credit to $45.0 million and received portfolio repayments of $13.7 million, of which $5.0 million has been reinvested, providing us with resources we believe will be ample to continue to grow our investment portfolio and net investment income. While we have grown our investment portfolio over the last year, we believe this will accelerate with the addition of Gregg Felton, our newly appointed Co-Chief Executive Officer and President. Gregg has a successful investment track record and broad industry relationships that we believe will facilitate deal sourcing in our target markets.”

“We now have debt investments in 20 portfolio companies, which yielded 12.75% during the first quarter with no loans on non-accrual status. Valuations, which are reviewed and updated on a quarterly basis and can fluctuate from quarter to quarter, negatively impacted our recent results. Currently 92% of the portfolio is invested in first lien senior secured debt, with 86% floating rate loans. Looking ahead, we are revitalized by the benefits expected from our strategic actions, our strengthened management team and resulting expanded opportunities that we see for Full Circle Capital in the future,” concluded Mr. Stuart.

First Quarter Fiscal 2014 Results

The Company’s net asset value at September 30, 2013 was $7.48 per share. During the quarter, the Company generated $3.0 million of interest income, of which 100% was paid in cash. Income from fees, dividends and other sources totaled $0.2 million. The Company recorded net investment income of $1.2 million, or $0.16 per share. Net realized and unrealized losses were $3.5 million, or $0.46 per share; the predominance of these losses were unrealized and relate to fair value adjustments at quarter end. Net decrease in net assets from operations was $2.3 million, or $0.30 per share. Per share amounts for the quarter ended September 30, 2013 are based on approximately 7.6 million weighted average shares outstanding compared to 6.2 million at September 30, 2012, reflecting the 1.35 million share equity offering that the Company completed in November 2012.

During the quarter, the Company originated $9.0 million in three new loan facilities. There were no prepayments or realizations during the first quarter.

At September 30, 2013, the Company’s portfolio included investments in 25 companies, of which 22 were debt investments. The average portfolio company debt investment at September 30, 2013 was $4.0 million. The weighted average interest rate on investments was 12.75%. At fair value, 92% of portfolio investments were first lien loans, 1% were second lien loans and 7% were equity investments. Approximately 86% of the debt investment portfolio, at fair value, bore interest at floating rates. The loan-to-value ratio on the Company’s loans was 61% at September 30, 2013 compared to 62% at September 30, 2012 and 60% at June 30, 2013.

Conference Call Details

Management will host a conference call to discuss these results on Friday, November 8, 2013 at 10:00 a.m. ET. To participate in the conference call, please call 866-305-6438 (domestic call-in) or 706-679-7161 (international call-in) and reference code # 91671341.

A live webcast of the conference call and the accompanying slide presentation will be available at http://ir.fccapital.com/CorporateProfile.aspx?iid=4151676. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 1:00 p.m. ET on November 8, 2013 until 11:59 p.m. ET on November 10, 2013 by calling 855-859-2056 (domestic) or 404-537-3406 (international) and entering confirmation # 91671341. An archived replay of the conference call and slide presentation will also be available in the investor relations section of the company’s website.

About Full Circle Capital Corporation

Full Circle Capital Corporation (www.fccapital.com) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by smaller and lower middle-market companies that operate in a diverse range of industries. Full Circle’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s web site www.fccapital.com.

Forward-Looking Statements

This press release contains forward-looking statements which relate to future events or Full Circle's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words “believes,” “should,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle's filings with the Securities and Exchange Commission. Full Circle undertakes no duty to update any forward-looking statements made herein.

Company Contact:	Investor Relations Contacts:
John E. Stuart, CEO	Stephanie Prince/Jody Burfening
Full Circle Capital Corporation	LHA
914-220-6300	212-838-3777
jstuart@fccapital.com	sprince@lhai.com

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

		September 30, 2013	June 30, 2013
		Unaudited	Audited
Assets
Control Investments at Fair Value (Cost of $18,410,567 and $18,139,543, respectively)	(NOTE 2, 9)	$19,807,387	$19,115,440
Affiliate Investments at Fair Value (Cost of $18,115,216 and $17,954,622, respectively)	(NOTE 2, 9)	15,297,932	16,547,903
Non-Control/Non-Affiliate Investments at Fair Value (Cost of $77,058,614 and $53,220,538, respectively)	(NOTE 2, 9)	74,515,985	52,511,158
Total Investments at Fair Value (Cost of $113,584,397 and $89,314,703, respectively)		109,621,304	88,174,501

Cash		99,147	18,029,115
Deposit with Broker		2,500,000	-
Interest Receivable	(NOTE 2)	1,218,420	1,097,970
Principal Receivable		276,386	104,768
Dividends Receivable		34,411	36,705
Due from Affiliate		58,122	-
Due from Portfolio Investment		49,488	105,030
Receivable from Notes Offering		-	2,299,704
Prepaid Expenses		175,857	61,198
Other Assets		755,158	1,437,273
Deferred Offering Expenses		88,182	86,834
Deferred Debt Issuance Costs	(NOTE 8)	1,066,158	1,086,895
Deferred Credit Facility Fees	(NOTE 8)	513,546	543,846

Total Assets		116,456,179	113,063,839

Liabilities
Due to Affiliate	(NOTE 5)	725,691	728,371
Accounts Payable		66,781	471,297
Accrued Liabilities		9,000	10,172
Due to Broker		15,000,180	-
Dividends Payable		582,842	582,842
Interest Payable		51,198	134,167
Other Liabilities		314,343	358,696
Line of Credit	(NOTE 8)	21,922,256	25,584,147
Notes Payable 8.25% due June 30, 2020	(NOTE 8)	21,145,525	21,145,525
Distribution Notes	(NOTE 8)	-	3,404,583

Total Liabilities		59,817,816	52,419,800

Net Assets		$56,638,363	$60,644,039

Components of Net Assets
Common Stock, par value $0.01 per share (100,000,000 authorized; 7,569,382 issued and outstanding)		$75,694	$75,694
Paid-in Capital in Excess of Par		66,319,579	66,319,579
Distributions in Excess of Net Investment Income		(704,500)	(200,200)
Accumulated Net Realized Losses		(5,089,317)	(4,410,832)
Accumulated Net Unrealized Losses		(3,963,093)	(1,140,202)
Net Assets		$56,638,363	$60,644,039

Net Asset Value Per Share		$7.48	$8.01

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

		Three Months Ended September 30, 2013	Three Months Ended September 30, 2012
Investment Income
Interest Income from Non-Control/Non-Affiliate Investments		$1,881,138	$2,019,984
Interest Income from Affiliate Investments		653,718	279,941
Interest Income from Control Investments		457,904	279,173
Dividend Income from Control Investments		34,411	34,097
Other Income from Non-Control/Non-Affiliate Investments		173,471	144,027
Other Income from Affiliate Investments	(NOTE 2)	5,044	3,581
Other Income from Control Investments	(NOTE 2)	12,500	12,500

Total Investment Income	(NOTE 2)	3,218,186	2,773,303

Operating Expenses
Management Fee	(NOTE 5)	409,258	334,036
Incentive Fee	(NOTE 5)	314,739	307,932
Total Advisory Fees		723,997	641,968

Allocation of Overhead Expenses	(NOTE 5)	63,830	56,756
Sub-Administration Fees	(NOTE 5)	50,000	73,429
Officers’ Compensation	(NOTE 5)	75,338	75,194
Total Costs Incurred Under Administration Agreement		189,168	205,379

Directors’ Fees		28,625	28,625
Interest Expense	(NOTE 8)	720,977	396,495
Professional Services Expense		195,861	165,161
Bank Fees		13,846	3,090
Other		101,485	94,340

Total Operating Expenses		1,973,959	1,535,058

Net Investment Income		1,244,227	1,238,245
Net Change in Unrealized Gain (Loss) on Investments		(2,822,891)	517,313
Net Realized Gain (Loss) on:
Investments		(678,553)	(860,667)
Foreign Currency Transactions		68	-
Net Realized Gain (Loss)		(678,485)	(860,667)

Net Increase (Decrease) in Net Assets Resulting from Operations		$(2,257,149)	$894,891

Earnings (loss) per Common Share Basic and Diluted	(NOTE 4)	$(0.30)	$0.14
Net Investment Income per Common Share Basic and Diluted	(NOTE 7)	$0.16	$0.20
Weighted Average Shares of Common Share Outstanding Basic and Diluted		7,569,382	6,219,382

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

	Three months ended September 30, 2013	Three months ended September 30, 2012
	(Unaudited)	(Unaudited)
Per Share Data (1) :
Net asset value at beginning of period	$8.01	$8.59
Net investment income (loss)	0.16	0.20
Change in unrealized gain (loss)	(0.37)	0.08
Realized gain (loss)	(0.09)	(0.13)
Dividends declared	(0.23)	(0.23)
Net asset value at end of period	$7.48	$8.51

(1)	Financial highlights are based on weighted average shares outstanding.